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             VAN KAMPEN AMERICAN CAPITAL TEXAS TAX FREE INCOME FUND

                         INDEX TO EXHIBITS TO FORM N-1A
                             REGISTRATION STATEMENT


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
  EXHIBIT
    NO.                             DESCRIPTION OF EXHIBIT
---------  ------------------------------------------------------------------------
    1.1    -- First Amended and Restated Agreement and Declaration of Trust.
    1.2    -- Certificate of Amendment.
    1.3    -- Certificate of Designation.
    2      -- Amended and Restated Bylaws.
    4.1    -- Specimen Class A Share Certificate.
    4.2    -- Specimen Class B Share Certificate.
    4.3    -- Specimen Class C Share Certificate.
    5      -- Investment Advisory Agreement.
    6.1    -- Underwriting Agreement.
    8.2    -- Transfer Agency and Servicing Agreement.
   11      -- Consent of Independent Accountants.
   15.1    -- Class A Shares Distribution Plan.
   15.2    -- Class B Shares Distribution Plan.
   15.3    -- Class C Shares Distribution Plan.
   16      -- Computation Measure for Performance Information.
   17.1    -- List of certain investment companies in response to Item 29(a).
   17.2    -- List of officers and directors of Van Kampen American Capital
              Distributors, Inc. in response to Item 29(b).
   27      -- Financial Data Schedules.
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